UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2026

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

(202) 780-5941
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

As previously disclosed, at the 2026 Annual Meeting of Stockholders of The LGL Group, Inc. (the "Company") held on May 12, 2026, the Company's stockholders approved a proposal to change the Company's state of incorporation from the State of Delaware to the State of Nevada (the "Redomestication") pursuant to a Plan of Conversion, to be effected by the conversion of the Company from a Delaware corporation into a Nevada corporation under Section 388 of the Delaware General Corporation Law ("DGCL") and Chapter 92A of the Nevada Revised Statutes ("NRS").

On September 1, 2026 (the "Effective Time"), the Company completed the Redomestication by filing (i) a Certificate of Conversion with the Secretary of State of the State of Delaware and (ii) Articles of Conversion and Articles of Incorporation (the "Nevada Articles") with the Secretary of State of the State of Nevada. In connection with the Redomestication, the Company's Board of Directors also adopted new Bylaws (the "Nevada Bylaws") governing the Company as a Nevada corporation.

At or after the Effective Time:
•	the Company's domicile changed from the State of Delaware to the State of Nevada;
•	the Company's internal affairs ceased to be governed by the DGCL and instead became governed by the NRS;
•	the Company ceased to be governed by its prior Delaware certificate of incorporation and bylaws and instead became governed by the Nevada Articles and the Nevada Bylaws; and
•
each outstanding share of the Company's common stock automatically converted, on a one-for-one basis, into one outstanding share of common stock of the Company as a Nevada corporation, with no change in the number of shares held by any stockholder.

The Redomestication did not result in any change in the Company's business, operations, management, assets, liabilities, net worth (other than costs related to the Redomestication), headquarters, or the number of the Company's employees. The Redomestication does not affect any of the Company's material contracts with third parties, and the Company's rights and obligations under those contracts continue as rights and obligations of the Company following the Redomestication. Stockholders are not required to exchange existing stock certificates as a result of the Redomestication, and the Company's common stock continues to trade on the NYSE American under the symbol "LGL" without interruption, under the same CUSIP number.

A general description of the material differences between the rights of stockholders under the Company's prior Delaware certificate of incorporation and bylaws, on the one hand, and the Nevada Articles and Nevada Bylaws, on the other, is set forth under the subheading "Comparison of Stockholder Rights under Delaware and Nevada Law" within the "What Changes After the Nevada Redomestication" section in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on April 2, 2026, which description is incorporated herein by reference. The foregoing description of the Nevada Articles and Nevada Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Nevada Articles and Nevada Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events

On September 1, 2026, the Company issued a press release announcing the completion of the Redomestication. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Plan of Conversion of The LGL Group, Inc.

3.1	Articles of Incorporation of The LGL Group, Inc.
3.2	Bylaws of The LGL Group, Inc.

99.1	Press Release of The LGL Group, Inc. dated September 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.
(Registrant)

Date: September 1, 2026	By:	/s/ Patrick Huvane
		Name:	Patrick Huvane
		Title:	Executive Vice President - Business Development